As filed with the Securities and Exchange Commission on June 25, 2002

Registration No. 333-42249

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

CISCO SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	77-0059951 (IRS Employer Identification No.)

170 West Tasman Drive,
San Jose, California 95134-1706
(Address of principal executive offices) (Zip Code)

CISCO SYSTEMS, INC. EMPLOYEE STOCK PURCHASE PLAN

(Full title of the Plans)

John T. Chambers
President, Chief Executive Officer and Director
Cisco Systems, Inc.
300 East Tasman Drive
San Jose, California 95134-1706
(Name and address of agent for service)
(408) 526-4000
(Telephone Number, including area code, of agent for service)

This Post-Effective Amendment No. 2 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

RE-ALLOCATION

On December 15, 1997, Cisco Systems, Inc. (the “Registrant”) registered 135,000,000 shares (15,000,000 shares prior to adjustment for the following forward splits of the Common Stock: (i) the 3-for-2 split effected on December 16, 1997, (ii) the 3-for-2 split effected on September 15, 1998, (iii) the 2-for-1 split effected on June 21, 1999, and (iv) the 2-for-1 split effected on March 22, 2000) of its Common Stock reserved for issuance under its Employee Stock Purchase Plan (the “U.S. Purchase Plan”) on a Form S-8 Registration Statement, Registration No. 333-42249 filed with the Securities and Exchange Commission (the “Commission”).

On September 28, 1998, the Registrant filed Post-Effective Amendment No. 1 to the Form S-8 Registration Statement, Registration No. 333-42249 to re-allocate 12,000,000 shares (3,000,000 shares prior to adjustment for the following forward splits of the Common Stock: (i) the 2-for-1 split effected on June 21, 1999 and (ii) the 2-for-1 split effected on March 22, 2000) of its Common Stock reserved for issuance under the U.S. Purchase Plan to the Registrant’s International Employee Stock Purchase Plan (the “International Purchase Plan”). The Registrant’s U.S. Purchase Plan and International Purchase Plan make use of the same share reserve.

On September 29, 1998, the Registrant registered 12,000,000 shares (3,000,000 shares prior to adjustment for the following forward splits of the Common Stock: (i) the 2-for-1 split effected on June 21, 1999 and (ii) the 2-for-1 split effected on March 22, 2000) of its Common Stock reserved for issuance under the International Purchase Plan on a Form S-8 Registration Statement, Registration No. 333-64651.

The Registrant is hereby re-allocating an additional 15,000,000 of the previously-registered shares under its U.S. Purchase Plan for issuance under the International Purchase Plan, with such re-allocation to be effective immediately upon the filing of this Post-Effective Amendment No. 2. The Registrant shall re-register the additional 15,000,000 shares reserved for issuance under the International Purchase Plan on a new Form S-8 Registration Statement.

PART II
Item 4. Description of Securities
SIGNATURES

PART II

Information Required in the Registration Statement

     The Registrant also hereby amends Item 4 of Registrant’s Form S-8 Registration Statement, Registration No. 333-42249, filed with the Commission on December 15, 1997 in its entirety to read as follows:

Item 4. Description of Securities

     Not applicable.

     With respect to securities to be offered to employees of the Registrant, the Registrant’s Israeli subsidiaries, and the Registrant’s Israeli branch office: (i) Cisco Systems Israel Ltd., (ii) Cisco Systems O.I.A. (1998) Ltd. (Formerly “Cisco Systems Optical Internetworking Access (1998) Ltd.”) (Formerly “Pentacom Ltd.”), and (iii) Cisco Systems International B.V. (Israel branch office), which are subject to the securities laws of the State of Israel, the following legend shall apply:

“THE SECURITIES AUTHORITY OF THE STATE OF ISRAEL HAS EXEMPTED CISCO SYSTEMS, INC. FROM THE REQUIREMENT UNDER ISRAELI LAW TO OBTAIN A PERMIT WITH REGARD TO THIS FORM S-8. NOTHING IN THE EXEMPTION GRANTED SHALL BE CONSTRUED AS AUTHENTICATING THE MATTERS CONTAINED IN THIS FORM S-8 OR AN APPROVAL OF THEIR RELIABILITY OR ACCURACY OR AN EXPRESSION OF AN OPINION AS TO THE QUALITY OF THE SECURITIES OFFERED HEREBY.”

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on this 25th day of June, 2002.

Cisco Systems, Inc.

By:	* /s/ John T. Chambers John T. Chambers President, Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date
* /s/ John T. Chambers John T. Chambers	President, Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2002

* /s/ Larry R. Carter Larry R. Carter	Senior Vice President, Finance and Administration, Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)	June 25, 2002

* /s/ John P. Morgridge John P. Morgridge	Chairman of the Board and Director	June 25, 2002

* /s/ Donald T. Valentine Donald T. Valentine	Vice Chairman of the Board and Director	June 25, 2002

* /s/ Carol A. Bartz Carol A. Bartz	Director	June 25, 2002

* /s/ Carleton S. Fiorina Carleton S. Fiorina	Director	June 25, 2002

Signature	Title	Date

* /s/ Dr. James F. Gibbons Dr. James F. Gibbons	Director	June 25, 2002

* /s/ John L. Hennessy John L. Hennessy	Director	June 25, 2002

* /s/ James C. Morgan James C. Morgan	Director	June 25, 2002

* /s/ Arun Sarin Arun Sarin	Director	June 25, 2002

* /s/ Steven M. West Steven M. West	Director	June 25, 2002

* /s/ Jerry Yang Jerry Yang	Director	June 25, 2002

* By /s/ Larry R. Carter Larry R. Carter Attorney-in-Fact